Exhibit 99.1

NEWS

CONTACT:     Brian J. Richardson
UNIVEST FINANCIAL CORPORATION
Chief Financial Officer
215-721-2446, richardsonb@univest.net

FOR IMMEDIATE RELEASE

UNIVEST FINANCIAL CORPORATION REPORTS THIRD QUARTER RESULTS

SOUDERTON, Pa., October 26, 2022 - Univest Financial Corporation (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. and its insurance, investments and equipment financing subsidiaries, announced net income for the quarter ended September 30, 2022 was $20.8 million, or $0.71 diluted earnings per share, compared to net income of $20.9 million, or $0.71 diluted earnings per share, for the quarter ended September 30, 2021.

One-Time Items
The financial results for the three and nine months ended September 30, 2022 included tax-free bank owned life insurance ("BOLI") death benefit claims of $446 thousand, which represented $0.02 diluted earnings per share for both periods.

Loans
Gross loans and leases, excluding Paycheck Protection Program ("PPP") loans1, increased $190.6 million, or 13.5% (annualized), from June 30, 2022, $568.8 million, or 14.4% (annualized), from December 31, 2021 and $680.6 million, or 13.2%, from September 30, 2021 primarily due to increases in commercial, commercial real estate, construction, residential mortgage loans, and lease financings.
Deposits
Total deposits increased $223.9 million, or 16.1% (annualized), from June 30, 2022, primarily due to increases in public funds deposits partially offset by decreases in commercial deposits. Total deposits decreased $268.1 million, or 5.9% (annualized), from December 31, 2021, primarily due to decreases in
1 Non-GAAP metric. A reconciliation of this and other non-GAAP financial measures is included at the end of this document.

commercial and consumer deposits. Total deposits decreased $151.2 million, or 2.5%, from September 30, 2021, primarily due to a decrease in public funds deposits.

Net Interest Income and Margin
Net interest income of $58.3 million for the three months ended September 30, 2022 increased $6.8 million, or 13.2%, from the three months ended June 30, 2022, and $9.6 million, or 19.6%, from the three months ended September 30, 2021. The increase in net interest income for the three months ended September 30, 2022 compared to the same period of 2021 and the prior quarter was largely due to significant loan growth, the rapid increase in interest rates and the asset sensitivity position of the Corporation's balance sheet.

Net interest margin, on a tax-equivalent basis, was 3.67% for the third quarter of 2022, compared to 3.19% for the second quarter of 2022 and 3.11% for the third quarter of 2021. Excess liquidity reduced net interest margin by approximately one basis point for the quarter ended September 30, 2022 compared to 23 basis points for the quarter ended June 30, 2022 and 27 basis points for the quarter ended September 30, 2021. PPP loans had no impact on net interest margin for the quarter ended September 30, 2022 compared to one basis point for the quarter ended June 30, 2022 and 20 basis points for the quarter ended September 30, 2021. Excluding the impact of excess liquidity and PPP loans, the net interest margin, on a tax-equivalent basis, was 3.68% for the quarter ended September 30, 2022 compared to 3.41% for the quarter ended June 30, 2022 and 3.18% for the quarter ended September 30, 2021.

Noninterest Income
Noninterest income for the quarter ended September 30, 2022 was $18.0 million, a decrease of $2.6 million, or 12.6%, compared to the third quarter of 2021.

Net gain on mortgage banking activities decreased $2.4 million, or 74.7%, for the quarter ended September 30, 2022 compared to the comparable period in the prior year, primarily due to a decrease in loan sales and a contraction of margins. BOLI increased $228 thousand, or 24.6%, for the quarter compared to the comparable period in the prior year, primarily due to death benefit claims of $446 thousand in the third quarter of 2022. Investment advisory commission and fee income decreased $597 thousand, or 12.4%, for the quarter ended September 30, 2022 compared to the comparable period in the prior year, primarily due to reduced assets under management, which was driven by market performance.

Other income decreased $758 thousand, or 46.6%, for the quarter ended September 30, 2022 compared to the comparable period in the prior year. Gains on the sale of Small Business Administration loans decreased $520 thousand for the quarter due to decreased sale activity. Fees on risk participation agreements for interest rate swaps decreased $171 thousand for the quarter driven by a decrease in customer demand due to the current interest rate environment.

Insurance commission and fee income increased $605 thousand, or 15.8%, for the quarter ended September 30, 2022 compared to the comparable period in the prior year, primarily due to incremental revenue attributable to the acquisition of the Paul I. Sheaffer insurance agency in the fourth quarter of 2021.

Other service fee income increased $548 thousand, or 21.3%, for the quarter ended September 30, 2022 compared to the comparable period in the prior year. Mortgage servicing fees increased $336 thousand for the quarter driven by reduced amortization as a result of a decrease in prepayment speeds.

Noninterest Expense
Noninterest expense for the quarter ended September 30, 2022 was $46.7 million, an increase of $3.4 million, or 7.9%, compared to the third quarter of 2021. The results for the three months ended September 30, 2022 included approximately $1.2 million in expenses related to our digital transformation initiative, a comprehensive digital platform which will blend our core operating systems together and allow Univest to seamlessly sell existing products and services, digitally, across an expanded footprint.

Salaries, benefits and commissions increased $2.8 million, or 10.4%, for the quarter ended September 30, 2022 compared to the comparable period in the prior year. This increase reflects the insurance acquisition in the fourth quarter of 2021, our expansion into Maryland and Western PA, and annual merit increases.

Professional fees increased $347 thousand, or 16.0%, for the quarter ended September 30, 2022 compared to the comparable period in the prior year. The increase for the three months ended September 30, 2022 was primarily due to $1.0 million in consultant fees attributable to the previously discussed digital transformation initiative, as compared to our $585 thousand investment in our Diversity, Equity and Inclusion program, training initiatives and treasury management product enhancements for the three months ended September 30, 2021.

Data processing expenses increased $627 thousand, or 19.2%, for the quarter ended September 30, 2022 compared to the comparable period in the prior year, primarily due to continued investments in technology including $180 thousand in support of the previously discussed digital transformation initiative for the respective period.

Tax Provision
The effective income tax rate was 19.7% for the nine months ended September 30, 2022, compared to an effective income tax rate of 19.4% for the nine months ended September 30, 2021. The effective tax rate for the nine months ended September 30, 2022 and 2021 reflects the benefits of tax-exempt income from investments in municipal securities and loans and leases. Additionally, the effective tax rate for the nine months ended September 30, 2022 was favorably impacted by discrete tax benefits and proceeds from BOLI death benefits. Excluding these items, the effective tax rate was 20.1% for the nine months ended September 30, 2022.

Asset Quality and Provision for Credit Losses
Nonperforming assets were $33.0 million at September 30, 2022, compared to $34.8 million at June 30, 2022 and $37.1 million at September 30, 2021.

Net loan and lease charge-offs were $1.2 million and $1.7 million for the three months ended September 30, 2022 and June 30, 2022, respectively, compared to net loan and lease recoveries of $75 thousand for the three months ended September 30, 2021. Net loan and lease charge-offs were $3.0 million and $456 thousand for the nine months ended September 30, 2022 and September 30, 2021, respectively.

The provision for credit losses was $3.6 million for the third quarter of 2022 compared to a provision for credit losses of $6.7 million for the second quarter of 2022 and a reversal of provision of $182 thousand for the third quarter of 2021. The provision for credit losses was $6.8 million for the nine months ended September 30, 2022 compared to a reversal of provision for credit losses of $11.5 million for the comparable period in the prior year. The allowance for credit losses on loans and leases as a percentage of loans and leases held for investment was 1.28% at September 30, 2022 compared to 1.27% at June 30, 2022 and 1.34% at September 30, 2021.

Share Repurchases
During the three months ended September 30, 2022, the Corporation repurchased 150,000 shares at an average price of $25.41, for an aggregate cost of $3.8 million. During the nine months ended September 30, 2022, the Corporation repurchased 450,000 shares at an average price of $25.29, for an aggregate cost of $11.4 million. As of September 30, 2022, the Corporation has 229,174 shares remaining to repurchase under the program that was approved on May 27, 2015. On October 26, 2022, the Corporation’s Board of Directors approved an increase of 1,000,000 in the shares available for repurchase under the Corporation’s share repurchase program.

Dividend
On October 26, 2022, Univest declared a quarterly cash dividend of $0.21 per share to be paid on November 23, 2022 to shareholders of record as of November 9, 2022.

Conference Call
Univest will host a conference call to discuss third quarter 2022 results on Thursday, October 27, 2022 at 9:00 a.m. EST. Participants may preregister at https://www.netroadshow.com/events/login?show=7205620b&confId=42951. The general public can access the call by dialing 1-844-200-6205; using Access Code 478630. A replay of the conference call will be available through November 24, 2022 by dialing 1-866-813-9403; using Access Code: 211821.

About Univest Financial Corporation
Univest Financial Corporation (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $6.9 billion in assets and $4.0 billion in assets under management and supervision through its Wealth Management lines of business at September 30, 2022. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations primarily in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices and online at www.univest.net.
# # #
This press release and the reports Univest files with the Securities and Exchange Commission often contain "forward-looking statements" relating to trends or factors affecting the financial services industry and, specifically, the financial condition and results of operations, business and strategies of Univest. These forward-looking statements involve certain risks and uncertainties in that there are a number of important factors that could cause Univest's future results, business or strategies to differ materially from those expressed or implied by the forward-looking statements. These factors include, but are not limited to: (1) competition; (2) inflation and/or changes in interest rates, which may adversely impact our margins and yields, reduce the fair value of our financial instruments, reduce our loan originations or lead to higher operating costs; (3) changes in asset quality, prepayment speeds, loan sale volumes, charge-offs and/or credit loss provisions; (4) changes in economic conditions nationally and in our market; (5) economic assumptions that may impact our allowance for credit losses calculation; (6) legislative, regulatory or tax changes; (7) technological issues that may adversely affect our operations or those of our customers; (8) changes in the securities markets; (9) the continuing effects resulting from the COVID-19 pandemic on our business and results of operation; (10) the current or anticipated impact of military conflict, terrorism or other geopolitical events; and/or (11) risk factors mentioned in the reports and registration statements Univest files with the Securities and Exchange Commission.

(UVSP - ER)

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
September 30, 2022
(Dollars in thousands)

Balance Sheet (Period End)	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
ASSETS
Cash and due from banks	$65,859	$59,590	$57,307	$49,202	$67,517
Interest-earning deposits with other banks	47,451	35,187	716,474	840,948	834,840
Cash and cash equivalents	113,310	94,777	773,781	890,150	902,357
Investment securities held-to-maturity	159,170	159,808	166,339	176,983	112,643
Investment securities available for sale, net of allowance for credit losses	347,479	351,382	349,994	317,007	277,773
Investments in equity securities	2,994	2,934	2,569	2,999	2,961
Federal Home Loan Bank, Federal Reserve Bank and other stock, at cost	29,475	29,116	26,330	28,186	28,679
Loans held for sale	9,087	8,352	14,521	21,600	29,093
Loans and leases held for investment	5,849,259	5,661,777	5,400,786	5,310,017	5,252,045
Less: Allowance for credit losses, loans and leases	(74,929)	(72,011)	(68,286)	(71,924)	(70,146)
Net loans and leases held for investment	5,774,330	5,589,766	5,332,500	5,238,093	5,181,899
Premises and equipment, net	50,533	50,080	50,429	56,882	55,354
Operating lease right-of-use assets	30,654	30,929	30,498	30,407	31,570
Goodwill	175,510	175,510	175,510	175,510	172,559
Other intangibles, net of accumulated amortization	11,650	11,728	11,784	11,848	9,359
Bank owned life insurance	120,035	120,103	119,398	118,699	117,981
Accrued interest and other assets	83,170	76,328	54,087	54,057	57,624
Total assets	$6,907,397	$6,700,813	$7,107,740	$7,122,421	$6,979,852

LIABILITIES
Noninterest-bearing deposits	$1,968,422	$2,062,538	$2,136,467	$2,065,423	$1,861,007
Interest-bearing deposits:	3,818,554	3,500,510	3,911,465	3,989,701	4,077,147
Total deposits	5,786,976	5,563,048	6,047,932	6,055,124	5,938,154
Short-term borrowings	80,711	97,606	18,976	20,106	14,101
Long-term debt	95,000	95,000	95,000	95,000	95,000
Subordinated notes	99,107	99,030	98,952	98,874	98,797
Operating lease liabilities	33,718	33,951	33,566	33,453	34,641
Accrued expenses and other liabilities	57,698	48,253	39,459	46,070	43,136
Total liabilities	6,153,210	5,936,888	6,333,885	6,348,627	6,223,829

SHAREHOLDER'S EQUITY
Common stock, $5 par value: 48,000,000 shares authorized and 31,556,799 shares issued	157,784	157,784	157,784	157,784	157,784
Additional paid-in capital	299,791	298,800	297,945	299,181	298,033
Retained earnings	410,942	396,295	389,332	375,124	363,607
Accumulated other comprehensive loss, net of tax benefit	(64,985)	(42,781)	(31,909)	(16,353)	(20,073)
Treasury stock, at cost	(49,345)	(46,173)	(39,297)	(41,942)	(43,328)
Total shareholders’ equity	754,187	763,925	773,855	773,794	756,023
Total liabilities and shareholders’ equity	$6,907,397	$6,700,813	$7,107,740	$7,122,421	$6,979,852

	For the three months ended,					For the nine months ended,
Balance Sheet (Average)	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	9/30/2022	9/30/2021
Assets	$6,797,466	$6,962,401	$7,047,980	$7,088,289	$6,698,177	$6,935,031	$6,509,576
Investment securities, net of allowance for credit losses	517,335	515,741	522,128	469,588	395,280	518,383	385,192
Loans and leases, gross	5,752,119	5,520,580	5,344,698	5,255,279	5,320,411	5,540,624	5,345,119
Deposits	5,645,291	5,903,173	5,984,815	6,041,798	5,666,725	5,843,182	5,439,345
Shareholders' equity	773,099	771,410	774,358	762,334	746,185	772,951	725,061

Univest Financial Corporation
Consolidated Summary of Loans by Type and Asset Quality Data (Unaudited)
September 30, 2022
(Dollars in thousands)

Summary of Major Loan and Lease Categories (Period End)	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Commercial, financial and agricultural	$1,052,733	$1,028,354	$932,485	$956,396	$927,015
Paycheck Protection Program	2,207	5,358	10,298	31,748	85,601
Real estate-commercial	2,936,204	2,870,286	2,816,737	2,718,535	2,669,898
Real estate-construction	329,915	319,449	285,083	283,918	260,874
Real estate-residential secured for business purpose	443,837	419,652	412,486	409,900	412,001
Real estate-residential secured for personal purpose	685,771	629,144	568,735	540,566	535,705
Real estate-home equity secured for personal purpose	175,843	168,536	160,134	158,909	159,029
Loans to individuals	26,679	27,061	26,249	25,504	26,458
Lease financings	196,070	193,937	188,579	184,541	175,464
Total loans and leases held for investment, net of deferred income	5,849,259	5,661,777	5,400,786	5,310,017	5,252,045
Less: Allowance for credit losses, loans and leases	(74,929)	(72,011)	(68,286)	(71,924)	(70,146)
Net loans and leases held for investment	$5,774,330	$5,589,766	$5,332,500	$5,238,093	$5,181,899

Asset Quality Data (Period End)	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases and nonaccrual loans held for sale	$13,620	$13,355	$30,876	$33,210	$34,528
Accruing loans and leases 90 days or more past due	416	2,784	274	498	2,204
Accruing troubled debt restructured loans and leases	50	50	51	51	51
Total nonperforming loans and leases	14,086	16,189	31,201	33,759	36,783
Other real estate owned	18,960	18,604	279	279	279
Total nonperforming assets	$33,046	$34,793	$31,480	$34,038	$37,062
Nonaccrual loans and leases / Loans and leases held for investment	0.23%	0.24%	0.57%	0.63%	0.66%
Nonperforming loans and leases / Loans and leases held for investment	0.24%	0.29%	0.58%	0.64%	0.70%
Nonperforming assets / Total assets	0.48%	0.52%	0.44%	0.48%	0.53%

Allowance for credit losses, loans and leases	$74,929	$72,011	$68,286	$71,924	$70,146
Allowance for credit losses, loans and leases / Loans and leases held for investment	1.28%	1.27%	1.26%	1.35%	1.34%
Allowance for credit losses, loans and leases / Loans and leases held for investment, excluding Paycheck Protection Program loans (1)	1.28%	1.27%	1.27%	1.36%	1.36%
Allowance for credit losses, loans and leases / Nonaccrual loans and leases held for investment	550.14%	539.21%	221.16%	216.57%	203.16%
Allowance for credit losses, loans and leases / Nonperforming loans and leases held for investment	531.94%	444.81%	218.86%	213.05%	190.70%

	For the three months ended,					For the nine months ended,
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	9/30/2022	9/30/2021
Net loan and lease charge-offs (recoveries)	$1,196	$1,715	$76	$(243)	$(75)	$2,987	$456
Net loan and lease charge-offs (recoveries) (annualized)/Average loans and leases	0.08%	0.12%	0.01%	(0.02)%	(0.01)%	0.07%	0.01%
(1) Non-GAAP metric. A reconciliation of this and other non-GAAP financial measures is included at the end of this document.

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
September 30, 2022
(Dollars in thousands, except per share data)
	For the three months ended,					For the nine months ended,
For the period:	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	9/30/2022	9/30/2021
Interest income	$66,877	$56,717	$51,198	$52,262	$53,571	$174,792	$157,469
Interest expense	8,627	5,246	4,538	4,737	4,884	18,411	16,611
Net interest income	58,250	51,471	46,660	47,525	48,687	156,381	140,858
Provision (reversal of provision) for credit losses	3,558	6,674	(3,450)	1,392	(182)	6,782	(11,524)
Net interest income after provision for credit losses	54,692	44,797	50,110	46,133	48,869	149,599	152,382
Noninterest income:
Trust fee income	1,835	1,998	2,102	2,086	2,126	5,935	6,317
Service charges on deposit accounts	1,522	1,574	1,504	1,486	1,422	4,600	4,018
Investment advisory commission and fee income	4,199	4,812	5,152	4,885	4,796	14,163	14,051
Insurance commission and fee income	4,442	4,629	5,570	3,726	3,837	14,641	12,631
Other service fee income	3,124	3,309	2,756	2,759	2,576	9,189	7,516
Bank owned life insurance income	1,153	705	699	719	925	2,557	3,262
Net gain on sales of investment securities	—	—	30	5	21	30	140
Net gain on mortgage banking activities	817	1,230	1,929	2,518	3,224	3,976	12,623
Other income	867	741	728	1,008	1,625	2,336	3,474
Total noninterest income	17,959	18,998	20,470	19,192	20,552	57,427	64,032
Noninterest expense:
Salaries, benefits and commissions	29,400	29,133	28,245	27,374	26,641	86,778	76,817
Net occupancy	2,504	2,422	2,716	2,477	2,525	7,642	7,920
Equipment	968	977	982	985	1,000	2,927	2,914
Data processing	3,901	3,708	3,567	3,355	3,274	11,176	9,388
Professional fees	2,521	2,844	2,138	1,750	2,174	7,503	5,937
Marketing and advertising	605	693	425	683	539	1,723	1,380
Deposit insurance premiums	662	812	893	698	765	2,367	2,014
Intangible expenses	309	342	341	267	214	992	712
Other expense	5,795	6,440	6,105	5,746	6,116	18,340	16,992
Total noninterest expense	46,665	47,371	45,412	43,335	43,248	139,448	124,074
Income before taxes	25,986	16,424	25,168	21,990	26,173	67,578	92,340
Income tax expense	5,185	3,258	4,851	4,578	5,262	13,294	17,951
Net income	$20,801	$13,166	$20,317	$17,412	$20,911	$54,284	$74,389
Net income per share:
Basic	$0.71	$0.45	$0.69	$0.59	$0.71	$1.85	$2.53
Diluted	$0.71	$0.45	$0.68	$0.59	$0.71	$1.84	$2.52
Dividends declared per share	$0.21	$0.21	$0.20	$0.20	$0.20	$0.62	$0.60
Weighted average shares outstanding	29,290,829	29,490,154	29,542,467	29,471,304	29,420,256	29,440,228	29,379,774
Period end shares outstanding	29,242,451	29,365,775	29,636,425	29,500,542	29,438,402	29,242,451	29,438,402

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
September 30, 2022

	For the three months ended,					For the nine months ended,
Profitability Ratios (annualized)	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	9/30/2022	9/30/2021
Return on average assets	1.21%	0.76%	1.17%	0.97%	1.24%	1.05%	1.53%
Return on average shareholders' equity	10.67%	6.85%	10.64%	9.06%	11.12%	9.39%	13.72%
Return on average tangible common equity (1)(3)	14.06%	9.10%	14.04%	11.93%	14.63%	12.40%	18.21%
Net interest margin (FTE)	3.67%	3.19%	2.89%	2.86%	3.11%	3.25%	3.13%
Efficiency ratio (2)	60.6%	66.6%	67.0%	64.3%	61.8%	64.6%	59.8%

Capitalization Ratios
Dividends declared to net income	29.7%	47.1%	29.1%	33.9%	28.1%	33.7%	23.7%
Shareholders' equity to assets (Period End)	10.92%	11.40%	10.89%	10.86%	10.83%	10.92%	10.83%
Tangible common equity to tangible assets (1)	8.55%	8.97%	8.58%	8.56%	8.55%	8.55%	8.55%
Common equity book value per share	$25.79	$26.01	$26.11	$26.23	$25.68	$25.79	$25.68
Tangible common equity book value per share (1)	$19.67	$19.91	$20.06	$20.14	$19.75	$19.67	$19.75

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	9.87%	9.45%	9.35%	9.13%	9.53%	9.87%	9.53%
Common equity tier 1 risk-based capital ratio	10.51%	10.62%	11.07%	11.08%	11.15%	10.51%	11.15%
Tier 1 risk-based capital ratio	10.51%	10.62%	11.07%	11.08%	11.15%	10.51%	11.15%
Total risk-based capital ratio	13.10%	13.23%	13.73%	13.77%	13.87%	13.10%	13.87%
(1) Non-GAAP metric. A reconciliation of this and other non-GAAP financial measures is included at the end of this document.
(2) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(3) Net income before amortization of intangibles to average tangible common equity.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended,
Tax Equivalent Basis	September 30, 2022			June 30, 2022
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$49,476	$252	2.02%	$474,260	$824	0.70%
U.S. government obligations	565	3	2.11	2,000	11	2.21
Obligations of state and political subdivisions*	2,308	18	3.09	2,302	17	2.96
Other debt and equity securities	514,462	3,010	2.32	511,439	2,727	2.14
Federal Home Loan Bank, Federal Reserve Bank and other stock	28,368	435	6.08	26,221	344	5.26
Total interest-earning deposits, investments and other interest-earning assets	595,179	3,718	2.48	1,016,222	3,923	1.55
Commercial, financial, and agricultural loans	977,549	11,996	4.87	937,846	9,037	3.86
Paycheck Protection Program loans	3,754	40	4.23	7,644	155	8.13
Real estate—commercial and construction loans	3,105,821	34,100	4.36	3,004,509	28,527	3.81
Real estate—residential loans	1,256,509	12,492	3.94	1,166,201	10,758	3.70
Loans to individuals	27,197	381	5.56	26,782	305	4.57
Municipal loans and leases*	235,433	2,432	4.10	235,922	2,404	4.09
Lease financings	145,856	2,195	5.97	141,676	2,105	5.96
Gross loans and leases	5,752,119	63,636	4.39	5,520,580	53,291	3.87
Total interest-earning assets	6,347,298	67,354	4.21	6,536,802	57,214	3.51
Cash and due from banks	62,930			55,634
Allowance for credit losses, loans and leases	(72,355)			(68,426)
Premises and equipment, net	50,476			50,266
Operating lease right-of-use assets	30,740			30,222
Other assets	378,377			357,903
Total assets	$6,797,466			$6,962,401
Liabilities:
Interest-bearing checking deposits	$881,395	$1,251	0.56%	$851,324	$570	0.27%
Money market savings	1,246,795	3,709	1.18	1,405,536	1,552	0.44
Regular savings	1,086,191	302	0.11	1,070,480	237	0.09
Time deposits	416,539	1,189	1.13	452,989	1,227	1.09
Total time and interest-bearing deposits	3,630,920	6,451	0.70	3,780,329	3,586	0.38
Short-term borrowings	104,453	524	1.99	17,253	11	0.26
Long-term debt	95,000	324	1.35	95,000	321	1.36
Subordinated notes	99,065	1,328	5.32	98,988	1,328	5.38
Total borrowings	298,518	2,176	2.89	211,241	1,660	3.15
Total interest-bearing liabilities	3,929,438	8,627	0.87	3,991,570	5,246	0.53
Noninterest-bearing deposits	2,014,371			2,122,844
Operating lease liabilities	33,786			33,300
Accrued expenses and other liabilities	46,772			43,277
Total liabilities	6,024,367			6,190,991
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	299,135			298,241
Retained earnings and other equity	316,180			315,385
Total shareholders' equity	773,099			771,410
Total liabilities and shareholders' equity	$6,797,466			$6,962,401
Net interest income		$58,727			$51,968
Net interest spread			3.34			2.98
Effect of net interest-free funding sources			0.33			0.21
Net interest margin			3.67%			3.19%
Ratio of average interest-earning assets to average interest-bearing liabilities	161.53	%		163.77	%

*Obligations of states and political subdivisions and municipal loans and leases are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustment.
Net interest income includes net deferred costs of $(498) thousand and $(618) thousand for the three months ended September 30, 2022 and June 30, 2022.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended September 30, 2022 and June 30, 2022 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended September 30,
Tax Equivalent Basis	2022			2021
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$49,476	$252	2.02%	$530,191	$189	0.14%
U.S. government obligations	565	3	2.11	6,999	36	2.04
Obligations of state and political subdivisions*	2,308	18	3.09	2,992	24	3.18
Other debt and equity securities	514,462	3,010	2.32	385,289	1,516	1.56
Federal Home Loan Bank, Federal Reserve Bank and other stock	28,368	435	6.08	26,713	334	4.96
Total interest-earning deposits, investments and other interest-earning assets	595,179	3,718	2.48	952,184	2,099	0.87
Commercial, financial, and agricultural loans	977,549	11,996	4.87	880,986	7,412	3.34
Paycheck Protection Program loans	3,754	40	4.23	162,611	4,162	10.15
Real estate—commercial and construction loans	3,105,821	34,100	4.36	2,784,398	25,634	3.65
Real estate—residential loans	1,256,509	12,492	3.94	1,100,799	10,171	3.67
Loans to individuals	27,197	381	5.56	26,048	253	3.85
Municipal loans and leases*	235,433	2,432	4.10	247,603	2,504	4.01
Lease financings	145,856	2,195	5.97	117,966	1,856	6.24
Gross loans and leases	5,752,119	63,636	4.39	5,320,411	51,992	3.88
Total interest-earning assets	6,347,298	67,354	4.21	6,272,595	54,091	3.42
Cash and due from banks	62,930			59,642
Allowance for credit losses, loans and leases	(72,355)			(72,606)
Premises and equipment, net	50,476			55,685
Operating lease right-of-use assets	30,740			31,998
Other assets	378,377			350,863
Total assets	$6,797,466			$6,698,177
Liabilities:
Interest-bearing checking deposits	$881,395	$1,251	0.56%	$857,098	$537	0.25%
Money market savings	1,246,795	3,709	1.18	1,382,832	922	0.26
Regular savings	1,086,191	302	0.11	998,568	281	0.11
Time deposits	416,539	1,189	1.13	496,702	1,490	1.19
Total time and interest-bearing deposits	3,630,920	6,451	0.70	3,735,200	3,230	0.34
Short-term borrowings	104,453	524	1.99	15,116	2	0.05
Long-term debt	95,000	324	1.35	95,000	324	1.35
Subordinated notes	99,065	1,328	5.32	98,754	1,328	5.34
Total borrowings	298,518	2,176	2.89	208,870	1,654	3.14
Total interest-bearing liabilities	3,929,438	8,627	0.87	3,944,070	4,884	0.49
Noninterest-bearing deposits	2,014,371			1,931,525
Operating lease liabilities	33,786			35,094
Accrued expenses and other liabilities	46,772			41,303
Total liabilities	6,024,367			5,951,992
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	299,135			297,482
Retained earnings and other equity	316,180			290,919
Total shareholders' equity	773,099			746,185
Total liabilities and shareholders' equity	$6,797,466			$6,698,177
Net interest income		$58,727			$49,207
Net interest spread			3.34			2.93
Effect of net interest-free funding sources			0.33			0.18
Net interest margin			3.67%			3.11%
Ratio of average interest-earning assets to average interest-bearing liabilities	161.53	%		159.04	%

*Obligations of states and political subdivisions and municipal loans and leases are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred (costs) fees of $(498) thousand and $3.0 million for the three months ended September 30, 2022 and 2021, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended September 30, 2022 and 2021 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Nine Months Ended September 30,
Tax Equivalent Basis	2022			2021
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$416,466	$1,433	0.46%	$328,768	$291	0.12%
U.S. government obligations	2,578	40	2.07	6,999	107	2.04
Obligations of state and political subdivisions*	2,314	54	3.12	6,838	187	3.66
Other debt and equity securities	513,491	8,076	2.10	371,355	4,147	1.49
Federal Home Loan Bank, Federal Reserve Bank and other stock	27,239	1,134	5.57	26,319	1,042	5.29
Total interest-earning deposits, investments and other interest-earning assets	962,088	10,737	1.49	740,279	5,774	1.04
Commercial, financial, and agricultural loans	939,261	28,604	4.07	830,248	21,120	3.40
Paycheck Protection Program loans	9,880	786	10.64	358,231	13,464	5.03
Real estate—commercial and construction loans	3,005,714	88,447	3.93	2,703,100	75,023	3.71
Real estate—residential loans	1,180,202	33,132	3.75	1,067,855	29,880	3.74
Loans to individuals	26,598	924	4.64	25,925	769	3.97
Municipal loans and leases*	237,928	7,270	4.09	248,191	7,632	4.11
Lease financings	141,041	6,375	6.04	111,569	5,412	6.49
Gross loans and leases	5,540,624	165,538	3.99	5,345,119	153,300	3.83
Total interest-earning assets	6,502,712	176,275	3.62	6,085,398	159,074	3.49
Cash and due from banks	57,455			55,983
Allowance for credit losses, loans and leases	(70,950)			(76,265)
Premises and equipment, net	51,551			55,803
Operating lease right-of-use assets	30,453			33,334
Other assets	363,810			355,323
Total assets	$6,935,031			$6,509,576
Liabilities:
Interest-bearing checking deposits	$871,393	$2,264	0.35%	$820,800	$1,514	0.25%
Money market savings	1,397,220	6,165	0.59	1,282,470	2,606	0.27
Regular savings	1,059,644	777	0.10	979,013	861	0.12
Time deposits	447,497	3,722	1.11	502,414	4,808	1.28
Total time and interest-bearing deposits	3,775,754	12,928	0.46	3,584,697	9,789	0.37
Short-term borrowings	46,765	537	1.54	17,363	7	0.05
Long-term debt	95,000	962	1.35	97,088	993	1.37
Subordinated notes	98,989	3,984	5.38	151,060	5,822	5.15
Total borrowings	240,754	5,483	3.04	265,511	6,822	3.44
Total interest-bearing liabilities	4,016,508	18,411	0.61	3,850,208	16,611	0.58
Noninterest-bearing deposits	2,067,428			1,854,648
Operating lease liabilities	33,514			36,636
Accrued expenses and other liabilities	44,630			43,023
Total liabilities	6,162,080			5,784,515
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	298,784			296,744
Retained earnings and other equity	316,383			270,533
Total shareholders' equity	772,951			725,061
Total liabilities and shareholders' equity	$6,935,031			$6,509,576
Net interest income		$157,864			$142,463
Net interest spread			3.01			2.91
Effect of net interest-free funding sources			0.24			0.22
Net interest margin			3.25%			3.13%
Ratio of average interest-earning assets to average interest-bearing liabilities	161.90	%		158.05	%

*Obligations of states and political subdivisions and municipal loans and leases are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred (costs) fees of $(1.3) million and $8.0 million for the nine months ended September 30, 2022 and 2021, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the nine months ended September 30, 2022 and 2021 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Loan Portfolio Overview (Unaudited)
September 30, 2022

(Dollars in thousands)
Industry Description	Total Outstanding Balance (excl PPP)	% of Commercial Loan Portfolio
CRE - Retail	$378,087	7.9%
Animal Production	332,130	7.0
CRE - Multi-family	263,698	5.5
CRE - 1-4 Family Residential Investment	249,149	5.2
CRE - Office	201,659	4.2
CRE - Industrial / Warehouse	185,952	3.9
Hotels & Motels (Accommodation)	170,627	3.6
Nursing and Residential Care Facilities	168,576	3.5
Education	155,122	3.3
Specialty Trade Contractors	147,227	3.1
Homebuilding (tract developers, remodelers)	133,902	2.8
Motor Vehicle and Parts Dealers	113,639	2.4
Merchant Wholesalers, Durable Goods	108,825	2.3
CRE - Medical Office	105,744	2.2
CRE - Mixed-Use - Residential	105,702	2.2
Crop Production	91,597	1.9
CRE - Mixed-Use - Commercial	85,172	1.8
Food Manufacturing	84,131	1.8
Wood Product Manufacturing	75,768	1.6
Rental and Leasing Services	74,514	1.6
Administrative and Support Services	73,558	1.5
Religious Organizations, Advocacy Groups	73,091	1.5
Merchant Wholesalers, Nondurable Goods	70,679	1.5
Food Services and Drinking Places	70,498	1.5
Personal and Laundry Services	60,651	1.3
Fabricated Metal Product Manufacturing	56,640	1.2
Repair and Maintenance	56,623	1.2
Miniwarehouse / Self-Storage	56,279	1.2
Truck Transportation	50,969	1.1
Industries with >$50 million in outstandings	$3,800,209	79.8%
Industries with <$50 million in outstandings	$962,480	20.2%
Total Commercial Loans	$4,762,689	100.0%

Consumer Loans and Lease Financings	Total Outstanding Balance
Real Estate-Residential Secured for Personal Purpose	$685,771
Real Estate-Home Equity Secured for Personal Purpose	175,843
Loans to Individuals	26,679
Lease Financings	196,070
Total Consumer Loans and Lease Financings	$1,084,363

Total	$5,847,052

Univest Financial Corporation
Non-GAAP Reconciliation
September 30, 2022

Management uses non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See the table below for additional information on non-GAAP measures used throughout this earnings release.

	As of or for the three months ended,					As of or for the nine months ended,
(Dollars in thousands)	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	9/30/2022	9/30/2021
Net income	$20,801	$13,166	$20,317	$17,412	$20,911	$54,284	$74,389
Amortization of intangibles, net of tax	244	270	269	211	169	784	562
Net income before amortization of intangibles	$21,045	$13,436	$20,586	$17,623	$21,080	$55,068	$74,951

Shareholders' equity	$754,187	$763,925	$773,855	$773,794	$756,023	$754,187	$756,023
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(172,559)	(175,510)	(172,559)
Other intangibles (a)	(3,485)	(3,678)	(3,936)	(4,210)	(1,922)	(3,485)	(1,922)
Tangible common equity	$575,192	$584,737	$594,409	$594,074	$581,542	$575,192	$581,542

Total assets	$6,907,397	$6,700,813	$7,107,740	$7,122,421	$6,979,852	$6,907,397	$6,979,852
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(172,559)	(175,510)	(172,559)
Other intangibles (a)	(3,485)	(3,678)	(3,936)	(4,210)	(1,922)	(3,485)	(1,922)
Tangible assets	$6,728,402	$6,521,625	$6,928,294	$6,942,701	$6,805,371	$6,728,402	$6,805,371

Average shareholders' equity	$773,099	$771,410	$774,358	$762,334	$746,185	$772,951	$725,061
Average goodwill	(175,510)	(175,510)	(175,510)	(173,553)	(172,559)	(175,510)	(172,559)
Average other intangibles (a)	(3,550)	(3,791)	(4,090)	(2,696)	(1,983)	(3,808)	(2,217)
Average tangible common equity	$594,039	$592,109	$594,758	$586,085	$571,643	$593,633	$550,285

Loans and leases held for investment, gross	$5,849,259	$5,661,777	$5,400,786	$5,310,017	$5,252,045	$5,849,259	$5,252,045
Paycheck Protection Program ("PPP") loans	(2,207)	(5,358)	(10,298)	(31,748)	(85,601)	(2,207)	(85,601)
Gross loans and leases, excluding PPP loans	$5,847,052	$5,656,419	$5,390,488	$5,278,269	$5,166,444	$5,847,052	$5,166,444

(a) Amount does not include mortgage servicing rights